Exhibit 99.1
Contact:
Shannan Overbeck
Investor Relations
(214) 932-9476
soverbeck@voyagerlearning.com
VOYAGER LEARNING COMPANY ANNOUNCES THE FILING OF THE
FORM S-4 IN ASSOCIATION WITH ITS PLANNED BUSINESS COMBINATION
WITH CAMBIUM LEARNING INC. and ANNOUNCES Q2 EARNINGS CALL
DALLAS, August 7, 2009 – Voyager Learning Company (OTC: VLCY.PK, “the Company”), a publisher of education materials and provider of education solutions in the K-12 market, announced today that Cambium-Voyager Holdings, Inc. filed with the Securities and Exchange Commission (SEC) on August 6, 2009 a registration statement on Form S-4 in connection with the proposed business combination with Cambium Learning, Inc. The filing can be found on the SEC website (www.sec.gov) under the company name of Cambium-Voyager Holdings, Inc or CIK # 0001466815.
The Company will hold a conference call on Thursday, August 20, 2009, at 4:00 p.m. Eastern Time. The call will address the Form S-4 filing relating to the Company’s proposed business combination with Cambium Learning, Inc., as well as a discussion of the Company’s unaudited financial results as presented in the Form 10-Q for the three month period ending June 30, 2009.
To listen to the Company’s upcoming conference call, please dial (888) 688-0384 and enter ID # 24106276 at 4:00 p.m. Eastern Time on Thursday, August 20, 2009. The call will be recorded and archived until September 3, 2009, and can be replayed by calling (800) 642-1687 and entering ID # 24106276. The conference call will also be webcast and archived on the Company’s website at www.voyagercompany.com.
About Voyager Learning Company
Voyager Learning Company (OTC: VLCY.PK) is based in Dallas, Texas, and is a publisher of education materials and provider of education solutions serving the K-12 market. Through its product lines, which include Voyager Expanded Learning, ExploreLearning and Learning A-Z, the Company is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States.

Additional Information
On August 6, 2009, Cambium-Voyager Holdings, Inc. filed with the SEC a registration statement on Form S-4 containing a preliminary proxy statement/prospectus regarding the proposed business combination of the Company and Cambium Learning, Inc. This material is not a substitute for the final proxy statement/prospectus regarding the proposed business combination. Investors and stockholders are urged to read carefully the preliminary proxy statement/prospectus and the final proxy statement/prospectus when available because they contain and will contain important information about Cambium-Voyager Holdings, Inc., Cambium Learning, Inc., the Company, the business combination and related matters. The Company will mail the final proxy statement/prospectus to each of its stockholders. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain documents filed by the Company with the SEC regarding this transaction, free of charge, from the Company’s website (www.voyagercompany.com) under the heading “Investor Relations” and then under the tab “SEC Filings.”
     Cambium-Voyager Holdings, Inc., the Company, Cambium Learning, Inc. and their respective directors, executive officers and various other members of management and employees may be soliciting proxies from the Company’s stockholders in favor of the merger agreement entered into in connection with the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders is included in the preliminary proxy statement/prospectus described above and will be included in the final proxy statement/prospectus when available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of the jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
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